                                                                                                       Exhibit 23.2

                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2002, except for Notes 20 and 21, as to which the date is March 27, 2002, relating to the consolidated financial statements, which appears in MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.  We also consent to the incorporation by reference of our report dated January 24, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/   PricewaterhouseCoopers LLP
McLean, Virginia
June 13, 2002